EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated January 28, 2004 accompanying the consolidated financial statements and schedule included in the Annual Report of PECO II, Inc. on Form 10-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said reports in the Registration Statements of PECO II, Inc. on Forms S-8 (File No. 333-46246, effective September 20, 2000 and File No. 333-48690 effective October 26, 2000).

/s/ GRANT THORNTON LLP

Cleveland, Ohio

March 29, 2004